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Exhibit 99.2

SUPERIOR ESSEX COMMUNICATIONS LP
ESSEX GROUP, INC.

Notice of Guaranteed Delivery
of
9% Senior Notes due 2012

        As set forth in the prospectus dated                        , 2004 (the "Prospectus"), of Superior Essex Communications LP, a Delaware limited partnership, and Essex Group, Inc., a Michigan corporation (the "Issuers"), under the caption "The exchange offer-Procedures for tendering Old Notes-Guaranteed delivery," this form must be used to accept the Issuers' offer to exchange their 9% Senior Series B Notes due 2012 (the "New Notes") for an equal principal amount of their 9% Senior Notes due 2012 (the "Old Notes"), by holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the letter of transmittal that accompanies the Prospectus (the "Letter of Transmittal," which together with the Prospectus constitute the "Exchange Offer") and any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (as defined below) or (iii) for whom the procedures for delivery by book-entry transfer cannot be completed prior to the Expiration Date. This form must be delivered by an Eligible Institution (as defined in the Letter of Transmittal) by mail, hand delivery or overnight courier, or transmitted, via facsimile, to the Exchange Agent at its address set forth below not later than the Expiration Date. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

The Exchange Agent is:

THE BANK OF NEW YORK TRUST COMPANY, N.A.

Corporate Trust Operations
Reorganization Unit
101 Barclay Street 7 East
New York, NY 10286

By facsimile (for eligible guarantor institutions only): (212) 298-1915	Confirm by telephone: (212) 815-5920

By hand or overnight courier, or by registered or certified mail:
Corporate Trust Operations
Reorganization Unit
101 Barclay Street 7 East
New York, NY 10286
Attention: Carolle Montreuil

        Delivery of this instrument to an address other than as set forth above or transmission via a facsimile number other than the one listed above will not constitute a valid delivery.

Ladies and Gentlemen:

        The undersigned hereby tenders for exchange to the Issuers, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The exchange offer-Procedures for tendering Old Notes-Guaranteed delivery."

        The term "Expiration Date" means 5:00 p.m., New York City time, on                        , 2004, unless the Exchange Offer is extended as provided in the Prospectus, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. The undersigned understands and acknowledges that the Exchange Offer will expire on the Expiration Date.

        All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the undersigned's heirs, personal representatives, successors, assigns, trustees in bankruptcy and other legal representatives.

SIGNATURE
X	Date:
X	Date:
Signature(s) of Registered Holder(s) or Authorized Signatory
Area Code and Telephone
Number:
Name(s)	(Please Print)

Capacity (full title), if signing in a fiduciary or representative capacity:

Address:	(including Zip Code)
Taxpayer Identification or
Social Security No.:

Principal Amount of Old Notes Tendered (must be in integral
multiples of $1,000):
Certificate Number(s) of Old Notes (if available):

Aggregate Principal Amount Represented by Certificate(s):

IF TENDERED OLD NOTES WILL BE DELIVERED BY BOOK-ENTRY TRANSFER, PROVIDE THE DEPOSITORY TRUST COMPANY ("DTC") ACCOUNT NO. AND TRANSACTION CODE NUMBER (if available):

Account No.
Transaction Number

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at DTC pursuant to the procedures for book-entry transfer described in the Prospectus under the caption "The exchange offer-Procedures for tendering Old Notes-Book-entry transfer" and any other documents required by the Letter of Transmittal, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the date of execution of this Notice of Guaranteed Delivery.

Name of Eligible Institution:
Authorized Signature
Address:	Name:
(Please Print)

(Include Zip Code)	Title:
Area Code and Telephone No.:	Date:

        NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, THE LETTER OF TRANSMITTAL.

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SUPERIOR ESSEX COMMUNICATIONS LP ESSEX GROUP, INC.
Notice of Guaranteed Delivery of 9% Senior Notes due 2012
GUARANTEE OF DELIVERY (Not to be used for signature guarantee)